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                                                               EXHIBIT 5.1

                   RICH, MAY, BILODEAU & FLAHERTY, P.C.

                          The Old South Building

                          294 Washington Street

                          Boston, MA 02108-4675

                        Telephone: (617) 482-1360

                           Fax: (617) 556-3889

                                      July 30, 1996

CORE, INC.
18881 Von Karman Avenue, Suite 1750
Irvine, CA 92715

Gentlemen:

  We have acted as counsel to CORE, INC., a Massachusetts corporation (the "Company"), in connection with (a) the preparation of the Company's Registration Statement on Form S-1, File No. 333-3639 (the "Registration Statement"), filed on May 13, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration of an aggregate of 2,300,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), and (b) the Underwriting Agreement (the "Agreement"), to be entered into between the Company and Smith Barney Inc. and Cowen & Company, as Representatives of the Underwriters, the form of which is included as Exhibit 1.1 to the Registration Statement.

  Of the 2,300,000 Shares included in the Registration Statement, 2,000,000 Shares (the "Firm Shares") will be issued and sold by the Company to the several Underwriters to be named in Schedule I to the Agreement (the "Underwriters"); and, solely for the purpose of covering over-allotments, the Company proposes to sell to the Underwriters up to an additional 300,000 shares (the "Additional Shares").

  We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to orignial or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

  Based upon the foregoing, we are of the opinion that: the Firm Shares and the Additional Shares to be sold by the Company to the Underwriters, when issued, delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Rich, May, Bilodeau & Flaherty, P.C.

Rich, May, Bilodeau & Flaherty, P.C.